CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), is effective as of March 1, 2008,  (the “Effective Date”) between AVT, Inc., a Nevada corporation, with principal address at 341 Bonnie Circle, Suite 102, Corona, CA 92880 (hereinafter referred to as the “Company”) and SNI Innovations, Inc., a Nevada corporation with principal address at 1802 North Carson Street, Suite 212, Carson City, Nevada 8971 (the “Consultant”).

WHEREAS, the Company requires the Services (as defined herein) and as set forth herein;

WHEREAS, Consultant is qualified to provide the Company with the Services and is desirous to perform such Services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide the Services and wishes to contract with the Consultant regarding the same and compensate Consultant in accordance with the terms herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.           APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render the Services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2.           TERM.

Subject to Section 8(a), the term of this Consulting Agreement shall begin as of the date of the Effective Date, and shall terminate 12 months thereafter (hereinafter, the “Term”).  This Consulting Agreement shall extend for an additional 12 month Term, unless 30 days prior written notice of termination is presented by the Company.

3.           SERVICES.

During the term of this Agreement, Consultant shall provide the Company with the “Services” described in this paragraph.

a.           Consultant shall provide research and development services for the Company to develop new intellectual property for the Company.

b.           Consultant hereby assigns its 5 year non-exclusive license to the remote advertising and data streaming software developed by Lake Technologies, Inc., a California corporation, (the “Lake Software Technology”) as provided in the Business Development and Ownership Agreement, effective as of April 1, 2008, by and between consultant and Lake Technologies, Inc. (the “Lake Agreement”).

c.           Consultant hereby grants the Company a first right of refusal to purchase from Consultant at a negotiated price, all intellectual property developed, including all derivative works and/or modifications thereto, including modifications to the Lake Software Technology (including all United States and foreign trademarks, service marks, copyrights, patents, trade secrets, and all other intellectual property rights) by Lake and/or Consultant pursuant to the Lake Agreement.

Consultant agrees to provide the Services on a timely basis via: meetings with Company representatives which may include other professionals; conferences calls with Company representatives and other professionals; and/or written correspondence and documentation.  Consultant cannot guarantee the results on behalf of the Company, but shall pursue all avenues that it deems reasonable through its network of contacts.

4.           COMPENSATION.                                           In connection with this Agreement, the foregoing shall be referred to as “Compensation.”  All Compensation due to be delivered and/or paid to Consultant pursuant to this Agreement shall be deemed completely earned, due, payable and non-assessable as of the date the Compensation is due to or vested in Consultant.  Compensation shall consist of the following:

a.           US$15,000 per month.

5.           REPRESENTATIONS AND WARRANTIES OF COMPANY.

 The Company hereby represents, warrants and agrees as follows:

a.           This Agreement has been authorized, executed and delivered by the Company and, when executed by the Consultant will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

b.           The financial statements, audited and unaudited (including the notes thereto) provided to Consultant, (the “Financial Statements”), will present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such Financial Statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

c.           The Company is validly organized, existing and with active status under the laws the State of Nevada.

d.           The securities to be issued to Consultant, if any, have all been authorized for issuance and when issued, delivered and tendered to the Consultant by the Company will be validly issued, fully paid and non-assessable.

e.           Since date of the most recent of the Financial Statements, there has not been any (A) material adverse change in the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, (B) transaction that is material to the Company, except transactions in the ordinary course of business, (C) obligation that is material to the Company, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (D) change that is material to the Company or in the common shares or outstanding indebtedness of the Company, or (E) dividend or distribution of any kind declared, paid, or made in respect of the common shares.

f.           The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions.  Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company.  Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

6.           INDEMNIFICATION.                                                        The Company agrees to indemnify the Consultant and hold it harmless against any losses, claims, damages or liabilities incurred by the Consultant, in connection with, or relating in any manner, directly or indirectly, to the Consultant rendering the Services in accordance with the Agreement, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the Consultant’s breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or violation of any applicable law.  Additionally, the Company agrees to reimburse the Consultant immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Consultant in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to the rendering of any Services by the Consultant in accordance with the Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action).  The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Consultant and their heirs, legal representatives, successors and assigns.  The provisions set forth in this Section shall survive any termination of this Agreement.

7.           COMPLIANCE WITH SECURITIES LAWS.  The Company understands that any and all compensation outlined in this Agreement shall be paid solely and exclusively as consideration for the aforementioned consulting efforts made by Consultant on behalf of the Company as an independent contractor.  The Parties to be performing the services outlined in this Agreement are natural persons.  Consultant’s engagement does not involve the marketing of any Company securities nor is Consultant being hired to raise money for the Company.

8.           MISCELLANEOUS.

a.           Termination:  This Agreement may be terminated by either Party with 30 days prior written notice (hereinafter referred to as a “Termination”).

b.           Modification:  This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof.  This Agreement may be amended only in writing signed by both Parties.

c.           Notices:  Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person to the Parties at the addresses set forth above.

d.           Waiver:  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

e.           Severability:  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect.  If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If any compensation provision is deemed unenforceable or illegal, then in the case of the delivery of common stock to the Consultant, Consultant shall be entitled to receive a cash benefit equal to the value of the common stock that would have been tendered had such a provision not been illegal or unenforceable.

f.           Arbitration:  Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof.  Arbitration shall occur only in Orange County, California

g.           Governing Law:  With the exception of paragraph n, below, the interpretation and the enforcement of this Agreement shall be governed by California law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF ORANGE, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.   If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys fees, expenses and costs.

h.           Specific Performance:  The Company and the Consultant shall have the right to demand specific performance of the terms, and each of them, of this Agreement.

i.           Execution of the Agreement:  The Company, the party executing this Agreement on behalf of the Company, and the Consultant, have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and the Consultant of this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and the Consultant and constitutes a valid and binding obligation, enforceable in accordance with the respective terms herein.  Upon delivery of this Agreement, this Agreement, and the other agreements and exhibits referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.  Delivery may take place via facsimile transmission.

j.           Joint Drafting and Reliance on Independent Counsel.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.  The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement.  The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

k.           Acknowledgments and Assent.  The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

l.           Confidentiality.                                Any and all information received from the Company, shall be deemed to be confidential.  Confidential information shall be and shall remain the exclusive property of the Company and Consultant and its respective affiliates shall protect the confidentiality and prevent unauthorized disclosure of all confidential information of the Company. It is agreed that such confidential information may be disclosed to the extent necessary for Consultant to work with Consultant’s attorneys, accountants, employees, professional advisors, vendors, suppliers in regard to the business of the Company, provided that such persons and entities have agreed to be bound by the terms of this Agreement as if a party hereto.  Consultant acknowledges and agrees that the standards for protecting confidential information shall be in accordance with those customarily employed by businesses operating in the United States and shall at all times during the term of this Agreement be vigorously and fully enforced by the Company. In connection with this agreement to protect confidential information, it is further agreed that:

(a)
Consultant shall not disclose, communicate or use confidential information of the Company without the prior express written consent of the Company providing such confidential information except as expressly provided herein.

(b)           Each Party agrees:

(i)
that a confidential relationship between the Parties has been established and, pursuant to the terms of this Agreement, confidential information shall only be used for the purposes set forth in this Agreement; (ii) to treat information disclosed pursuant to the terms of this Agreement as confidential information and to protect such information with not less a standard of care than the Party receiving the information uses to protect its own proprietary information; (iii) to restrict circulation and disclosure of confidential information within or without its own organization to employees, consultants and agents who have a need to know in connection with the purpose of the disclosure, and to ensure such employees, consultants and agents are informed of the confidential nature thereof; (iv) to return or destroy any confidential information it receives promptly upon request of the Party furnishing the information, or, in any event, upon termination or completion of this Agreement, together with any and all copies, negatives or reproductions in any medium made thereof and destroy any derivatives thereof;

(c)           The Parties agree that any circumvention or attempted circumvention, or unauthorized use, disclosure or dissemination of confidential information shall be a material breach of this Agreement. The Parties agree that such circumvention or the unauthorized use, disclosure or dissemination of confidential information will result in immediate and irreparable competitive injury to the non-breaching party. In the event of a breach of this Agreement, the non-breaching party shall be entitled to seek injunctive relief and damages from the breaching party, including all fees, commissions, other equivalent compensation and expenses which a competent court determines it may have earned had the breach not occurred, and costs, including reasonable attorney’s fees, incurred by the party damaged by such unauthorized use, disclosure or circumvention.

m.           No Licenses Granted; No Representations or Warranties.     No license, express or implied in the information is granted to Consultant after receiving such information other than to use the information in manner and to the extent authorized by this Agreement. None of the information which may be submitted and/or exchanged by the Company shall be deemed to constitute any representation, warranty, assurance or guarantee or inducement of accuracy or infringement of trademarks, patents, copyrights or any right of privacy or rights of third persons.

n.           Non-Compete.                                During the term of this Agreement, Consultant shall not, without written consent of the Company, enter into any relationship with any other party which directly or indirectly competes with the business of the Company, or enter into any business or consulting agreement with any entity which is in the same business as the Company.

SIGNATURES

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

AVT, INC. _________________________________ By: Natalie Russell Its: Secretary	SNI INNOVATIONS, INC. ___________________________________ By: Isaac Bills Its: President

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

_____________________________________________
SNI Innovations, Inc. - Consulting  Agreement
Page  of [INSERT PAGE NUMBER]